Certificate of Amendment and Restatement to
                    Certificate to Set Forth Designations,
                   Voting Powers, Preferences, Limitations,
                     Restrictions, and Relative Rights of
                      Series B 8% Cumulative Convertible
                 Redeemable Preferred Stock, $.001 Par Value


      Pursuant to Section 78.1955 of the Nevada General Corporation Law, Halstead Energy Corp. adopts the following Amended and Restated Certificate of Designation by stating the following:

      I.    The  name  of  the  corporation  is  Halstead  Energy  Corp.  (the
"Corporation").

      II. The current designation of a series of Preferred Stock of the Corporation is Series B 8% Cumulative Convertible Redeemable Preferred Stock. As amended and restated as hereinafter provided, the new designation of said series of the Series Preferred Stock shall be Series B Cumulative Convertible Redeemable Preferred Stock (as amended and restated, the "Series B Preferred Stock").

      III. The approval by all shareholders required pursuant to the provisions of Section 78.1955 of the Nevada General Corporation Law of the amendment and restatement of the designation of the Series B Preferred Stock was obtained in accordance with the Nevada General Corporation Law.

      IV. Set forth hereafter is the amended and restated terms of the preferences, limitations, restrictions and relative rights of shares of Series B Preferred Stock, as contained in a resolution of the Board of Directors of the Corporation, pursuant to a provision of the Articles of Incorporation of the Corporation.

            1.    Designation; Number of Shares.

            The designation of said series of Preferred Stock shall be Series B 8% Cumulative Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 560,126. Each share of Series B Preferred Stock shall have a stated value equal to $7.75 (as adjusted for any stock dividends, combinations or splits with respect to such shares)(the "Stated Value").

            2.    Dividends.

            (a) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive preferential dividends in cash, out of any funds of the Corporation legally available after dividends shall have been paid or declared and set apart for payment on shares of the Corporation's Series A 7.5% Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the Series B Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") at the rate of 12% per annum on the Stated Value payable quarterly on the last day of each calendar quarter; provided, however, that in the event that dividend payments are not made when due in cash, to the extent permitted by applicable law, dividend payments shall be made, in the sole discretion of the Board of Directors of the Corporation, in additional fully paid and nonassessable shares of the Corporation's Common Stock at a rate of one share of Common Stock for each $2.00 of such dividend not paid in cash and the issuance of such additional shares shall constitute full payment of such dividend.

            (b)   The  dividends on the Series B Preferred  Stock at the rates provided above shall be cumulative whether or not earned, so that if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series B Preferred Stock or any shares of any other class of stock ranking on a parity with the Series B Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

            (c) Dividends on all shares of the Series B Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof at the rate then provided. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end of the next succeeding quarterly dividend payment date herein specified.

            3.    Liquidation Rights.

                (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series B
 Preferred Stock shall be entitled to receive, after any required payment or distribution shall be made on the Series A Preferred Stock, but before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series B Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Series B Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series B Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of Junior Stock, ratably among the holders of the Series B Preferred Stock.

            (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3. Holders of the Series B Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding-up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

            4.    Redemption.

            (a) The shares of Series B Preferred Stock may be redeemed, in whole or from time to time in part, at the election of the Corporation, expressed by resolution of the Board, at any time or from time to time at a redemption price per share equal to 129% of the Stated Value per share (as adjusted for any stock dividends, stock combinations or splits with respect to such shares) and all accrued and unpaid dividends on such shares of Series B Preferred Stock to and including the Redemption Date (as hereinafter defined).

            (b) Notice of every redemption of Series B Preferred Stock pursuant to this paragraph 4 shall be given by mail or in such other manner as may be prescribed by resolution of the Board not less than thirty (30) days prior to the applicable date of redemption ("Redemption Date"). As applicable, the notice shall specify the number of shares to be redeemed, the date fixed for redemption, the redemption price per share and the address where payment of the redemption price per share is to be paid upon the surrender of certificates representing shares of Series B Preferred Stock. The giving of such notice shall obligate the Corporation to redeem the shares to which the notice relates on the Redemption Date. If less than all the outstanding Series B Preferred Stock is to be redeemed, the selection of shares for redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board.

                   (c) On and after the applicable Redemption Date and notwithstanding that any certificate for shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, all dividends on the Series B Preferred Stock called for redemption shall cease to accrue and the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate, except the right to receive the redemption price per share as hereinafter provided and except any conversion rights not theretofore expired.

            (d) At any time on or after the applicable Redemption Date, the holders of record of the Series B Preferred Stock to be redeemed shall be entitled to receive the redemption price per share upon actual delivery of the certificates for the shares to be redeemed to the place so specified in the redemption notice, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer, or duly endorsed in blank. If less than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued.

            5. Conversion into Common Stock. Shares of Series B Preferred Stock shall have the following conversion rights and obligations:

            (a) Subject to the further provisions of this paragraph 5, each holder of shares of Series B Preferred Stock shall have the right, at any time and from time to after forty-five (45) days from the date on which a share of Series B Preferred Stock was issued, to convert some or all such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in subparagraph 5(j) below) determined in accordance with the Conversion Price provided in paragraph 5(c) below.

            (b) Subject to the further provisions of this paragraph 5, the Corporation shall have the right, at its option at any time after forty-five
(45) days from the date on which a share of Series B Preferred Stock was issued, to cause each holder of such shares of Series B Preferred Stock to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price during the thirty (30) day period beginning on the day after the fifth consecutive day the Closing Bid Price equals or exceeds 150% of the Stated Value per share (the "Mandatory
Conversion Period"). Notice of such mandatory conversion of the Series B Preferred Stock pursuant to this paragraph 5(b) shall be given by mail or in such other manner as may be prescribed by resolution of the Board of Directors of the Corporation not later than the expiration of the Mandatory Conversion Period. As applicable, the notice shall specify the number of shares to be converted, the date of conversion and the Conversion Price per share.

            (c) The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) accrued and unpaid dividends on such share divided by (ii) the Conversion Price. The "Conversion Price" shall be equal to $2.00 per share of Common Stock, subject to adjustment as herein provided.

                 (d) The holder of any certificate for shares of Series B Preferred Stock desiring to convert any of such shares or whose shares where converted at the election of the

Corporation pursuant to the provisions of this paragraph 5 shall surrender such certificate, at the principal office of any transfer agent for said stock (the "Transfer Agent"), with a written notice of such election to convert (if such conversion is voluntary) such shares into Common Stock duly filled out and executed, and if necessary under the circumstances of such conversion, with such certificate properly endorsed for, or accompanied by duly executed instruments of, transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive within three (3) business days of the Notice of Conversion (except as otherwise provided herein) a certificate or certificates, which shall be expressed to be fully paid and non-assessable, for the number of shares of Common Stock to which such stockholder shall be entitled upon such conversion, registered in the name of such holder or in such other name or names as such stockholder in writing may specify. In the case of any Series B Preferred Stock which is converted in part only, the holder of shares of Series B Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series B Preferred Stock. Nothing herein shall be construed to give any holder of shares of Series B Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of subparagraphs (e) or (f) of this paragraph 5 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

            In the case of the exercise of the conversion rights set forth in paragraphs 5(a) and 5(b), the conversion privilege shall be deemed to have been exercised, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by such Transfer Agent for conversion of the certificate for such shares of Series B Preferred Stock. In the case of the automatic conversion set forth in paragraph 5(b), conversion shall be deemed to have occurred as provided in paragraph 5(b). The person or entity entitled to receive Common Stock issuable upon such conversion shall on the date such conversion privilege is deemed to have been exercised and thereafter be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series B Preferred Stock so converted.

            Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised, and the person or entity shall be treated as a record holder of shares of Common Stock, on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the date such conversion privilege was exercised. The Corporation shall not be required to deliver certificates for shares of its Common Stock or new certificates for unconverted shares of its Series B Preferred Stock while the stock transfer books for such respective classes of stock are duly closed for any purpose; but the right of surrendering shares of Series B Preferred Stock for conversion shall not be suspended during any period that the stock transfer books of either of such classes of stock are closed.

            Upon the conversion of any shares of Series B Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

            The conversion privilege shall also be subject to the following terms and conditions:

                  (i) if any shares of Series B Preferred Stock shall be called for redemption, the conversion privilege in respect of such shares shall terminate at the close of business on the last business day next preceding the applicable Redemption Date; and

                (ii) if the Corporation shall at any time be liquidated, dissolved or wound-up, the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

            The Corporation shall not be required, in connection with any conversion of Series B Preferred Stock, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation may make a cash payment equal to such fraction multiplied by the Closing Bid Price on the date the conversion right was triggered.

            (e) The Conversion Price shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then, in each such event, the Conversion Price shall be adjusted proportionately so that the holders of Series B Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 5(e)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (f)(i) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion or change of the outstanding shares of Common Stock), then, unless the right to convert shares of Series B Preferred Stock shall have terminated, as part of such consolidation or merger, lawful provision shall be made so that holders of Series B Preferred Stock shall thereafter have the right to convert each share of Series B Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph
            (e) of this paragraph 5. The foregoing provisions of this paragraph 5(f) shall similarly apply to successive consolidations and mergers.

                (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series B Preferred Stock shall thereafter have the right to convert each share of the Series B Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

            (g) Whenever the number of shares to be issued upon conversion of the Series B Preferred Stock is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series B Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series B Preferred Stock notice of such adjusted conversion price.

            (h)   In case at any time the Corporation shall propose:

                  (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                  (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

                  (iii) any capital  reorganization or reclassification of its shares, or the consolidation or merger of the Corporation with another corporation; or

                  (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (B) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series B Preferred Stock and for the Common Stock and to the holders of record of the Series B Preferred Stock.

            (i) So long as any shares of Series B Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

            (j) The term "Common Stock" as used in this paragraph 5 shall mean Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class, other securities and/or property into which the shares of Series B Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 5.

            (k) The Corporation shall pay the amount of any and all issue taxes which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series B Preferred Stock, but all transfer taxes that may be payable in respect of any change of ownership of Series B Preferred Stock, or any rights represented thereby, or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

            6.    Voting Rights.

            Except as required by applicable law, shares of Series B Preferred Stock shall not entitle its holder to any voting rights, but such holder shall be entitled to a notice of any stockholders' meeting in accordance with the By-laws of the Corporation.

            7.    Status of Converted or Redeemed Stock.

            In case any shares of Series B Preferred Stock shall be redeemed or converted pursuant to paragraphs 4 or 5 hereof, or otherwise repurchased or reacquired, the shares so redeemed, converted or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Preferred Stock.

Signed as of this 24nd day of September, 1997.

                                                HALSTEAD ENERGY CORP.


                                                By:  /s/ Claire E. Tarricone
                                                     Claire E. Tarricone
                                                     President


                                                By:  /s/ Anthony J. Tarricone
                                                     Anthony J. Tarricone
                                                     Secretary

STATE OF NEW YORK          )
                           ) SS.:
COUNTY OF WESTCHESTER  )

            On September 24, 1997, Claire E. Tarricone and Anthony J. Tarricone, personally appeared before me, a Notary Public for the State and County aforesaid, as President and Secretary, respectively, of Halstead
Energy  Corp.,  who  acknowledged   that  each  of  them  executed  the  above
instrument.


                                          __________________________
                                          Notary Public